Exhibit 23.1

5th Floor Churchill House 17 Churchill Way Cardiff CF10 2HH Wales, United Kingdom E-mail: enquiries@srk.co.uk URL: www.srk.com Tel: + 44 (0) 2920 348 150

Uranium Energy Corp.

1030 West Georgia Street, Suite 1830

Vancouver, British Columbia, Canada,

C6E 2Y3

To the Directors,	May 1, 2023

SRK Consulting (UK) Limited (“SRK”) was requested by Uranium Energy Corp. (“UEC”), hereinafter also referred to as the “Company”) to consent to the disclosure of the technical report summary entitled “Roughrider Uranium Project, Saskatchewan, Canada”, dated April 25, 2023 (the “TRS”).

STATEMENT

SRK confirm the following:

●

SRK was engaged by UEC to author the TRS which was prepared in accordance with the U.S. Securities and Exchange Commission (Regulation S-K Subpart 1300 (“S-K 1300”) and specifically Item 17 Code for Federal Regulations Parts 229, 230, 239 and 249);

●	The TRS was prepared by SRK, a third-party firm comprising mining experts in accordance with S- K 1300 sub-section 229.1302(b)(1);

●	UEC has determined that SRK meets the qualifications specified under the definition of Qualified Person in sub-section 229.1300; and

●	The effective date of the Mineral Resources disclosed in the TRS is January 1, 2023.

CONSENT of SRK CONSULTING (UK) LIMITED

SRK hereby consent to:

●	The filing of the TRS as Exhibit 96.1 to the Current Report on Form 8-K, dated May 1, 2023 (the “8- K”), of the Company being filed with the United States Securities and Exchange Commission;

●

The incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-3 Registration Statements (File Nos. 333-160565, 333-164256, 333-165223, 333-170800, 333-192401, 333-198196, 333-198601, 333-208013, 333-210552, 333-218025, 333-220404, 333- 223881, 333-225059, 333-229382, 333-235878, 333-236571, 333-251508 and 333-256170), and any amendments thereto (the “S-3s”);

●	The incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-8 Registration Statement (File No. 333-262197) and any amendment thereto (the “S-8”); and

●	The use of and references to SRK’s name as a “Qualified Person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 8-K and the TRS.

SRK Consulting	Roughrider Consent, 2023 – Consent

CONSENT

 SRK consent to the release of the TRS and this Consent Statement by the Directors of UEC.

Qualified Person:	"Guy Dishaw"	Date:	May 1, 2023
P.Geo